Exhibit 99.(e)(1)(ii)

SECOND AMENDMENT TO

DISTRIBUTION AGREEMENT

This second amendment (“Amendment”) to the novated Distribution Agreement (the “Agreement”) dated as of September 30, 2021, by and between Brinker Capital Destinations Trust (“Fund Company”) and Foreside Fund Services, LLC (“Foreside”) is entered into as of October 11, 2024 (the “Effective Date”).

WHEREAS, Fund Company and Foreside (“Parties”) desire to amend Exhibit A of the prior agreement incorporated by reference in the Agreement (“Prior Agreement”) to reflect the addition of one Fund; and

WHEREAS, Section 16 of the Prior Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Prior Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto which reflects the addition of: Destinations Real Assets Fund.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

BRINKER CAPITAL DESTINATIONS TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ Brian Ferko	By:
	Name: Brian Ferko		Teresa Cowan, President
Title: President

EXHIBIT A

FUND LIST

Destinations Large Cap Equity Fund
Destinations Small-Mid Cap Equity Fund
Destinations International Equity Fund
Destinations Equity Income Fund
Destinations Core Fixed Income Fund
Destinations Low Duration Fixed Income Fund
Destinations Global Fixed Income Opportunities Fund
Destinations Municipal Fixed Income Fund
Destinations Multi Strategy Alternatives Fund
Destinations Shelter Fund
Destinations Real Assets Fund